METLIFE - STATE STREET TAX-EXEMPT TRUST

                           FIRST AMENDED AND RESTATED
                              PLAN OF DISTRIBUTION
                             PURSUANT TO RULE 12b-1

        WHEREAS, METLIFE - STATE STREET TAX-EXEMPT TRUST, an unincorporated association of the type commonly known as a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

        WHEREAS, the Trust is authorized (i) to issue shares of beneficial interest (the "Shares") in separate series, with the Shares of each such series representing the interests in a separate portfolio of securities and other assets, and (ii) to divide the Shares within each such series into two or more classes;

        WHEREAS, the Trust has established the following portfolio series, including the MetLife - State Street Tax-Exempt Fund, the State Street Research New York Tax-Free Fund, the State Street Research California Tax-Free Fund, the State Street Research Florida Tax-Free Fund, the State Street Research Massachusetts Tax-Free Fund, the State Street Research Pennsylvania Tax-Free Fund, the State Street Research Texas Tax-Free Fund and the State Street Research Virginia Tax-Free Fund (the "Initial Series" - such series and all other series subsequently established by the Trust and made subject to this Plan, being referred to herein individually as a "Series" and collectively as the "Series");

        WHEREAS, the Trust may be deemed a distributor of the Shares within the meaning of Rule 12b-1 under the Act, and desires to adopt a Plan of Distribution and has adopted a related Distribution Agreement with State Street Research Investment Services, Inc., the Trust's principal underwriter (the "Distributor") pursuant to such Rule (respectively, the "Plan" and the "Agreement"); and

        WHEREAS, the Board of Trustees as a whole, and the Trustees who are not interested persons of the Trust (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Plan or the Agreement and any agreements relating to it (the "Qualified Trustees"), having determined, in the exercise of their reasonable business judgment and in light of their fiduciary duties under state law and under Section 36(a) and (b) of the Act, that there is a reasonable likelihood that this Plan and the Agreement will benefit the Initial Series and its shareholders, have accordingly approved



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this Plan and the Agreement by votes cast in person at a meeting called for the purpose of voting on this Plan and the Agreement and any agreements related thereto.

        NOW, THEREFORE, the Trust hereby adopts this Plan in accordance with Rule 12b-1 under the Act, on the following terms and conditions:

SECTION 1. DISTRIBUTION ACTIVITIES
----------------------------------

        Subject to the supervision of the Board of Trustees, the Trust may engage, directly or indirectly, in financing any activities primarily intended to result in the sale of Shares, including, but not limited to, the following:
(1) payment of commissions and/or reimbursement to underwriters, securities dealers and others engaged in the sale of Shares, including payments to the Distributor to be used to pay commissions and/or reimbursement to securities dealers and others (including affiliates of the Distributor) engaged in the distribution and marketing of Shares or furnishing assistance to investors on an ongoing basis, (2) reimbursement of direct out-of-pocket expenditures incurred by the Distributor in connection with the distribution and marketing of Shares, including expenses relating to the formulation and implementation of marketing strategies and promotional activities such as direct mail promotions and television, radio, newspaper, magazine and other mass media advertising, the preparation, printing and distribution of sales literature, the preparation, printing and distribution of Prospectuses of the Trust and reports for recipients other than existing shareholders of the Trust, and obtaining such information, analyses and reports with respect to marketing and promotional activities and investor accounts as the Trust may, from time to time, deem advisable, and (3) reimbursement of expenses incurred by the Distributor in connection with the servicing of shareholder accounts, including payments to securities dealers and others in consideration of the provision of personal service to investors and/or the maintenance of shareholder accounts and expenses associated with the provision of personal service by the Distributor directly to investors. In addition, the Plan shall be deemed to authorize the Distributor and State Street Research & Management Company (the "Adviser") to make payments out of general profits, revenues and other sources to underwriters, securities dealers and others in connection with sales as described in the Prospectus of the Trust as from time to time amended and in effect (for purposes hereof, references to the Prospectus of the Trust shall be deemed to include all Prospectuses of the Trust), to the extent, if any, that such payments may be deemed to be within the scope of Rule 12b-1 under the Act.

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        The Trust and the Series are authorized to engage in the activities listed above, and in other activities primarily intended to result in the sale of Shares, either directly or through other persons with which the Trust has entered into agreements pursuant to the Plan.

SECTION 2. MAXIMUM EXPENDITURES
-------------------------------

        The expenditures to be made by the Initial Series pursuant to this Plan and the basis upon which payment of such expenditures will be made shall be determined by the Initial Series, but in no event may such expenditures exceed the following: (i) with respect to Class A Shares of each Initial Series, an annual rate of .25% of the average daily value of net assets represented by such Class A shares, (ii) with respect to Class B Shares and Class D Shares of each Initial Series, an annual rate of .75% of the average daily value of the net assets represented by such Class B or Class D shares (as the case may be) to finance sales or promotion expenses and an annual rate of .25% of the average daily value of the net assets represented by such Class B or Class D shares (as the case may be) to make payments for personal service and/or the maintenance of shareholder accounts, and (iii) with respect to any Series subsequently established by the Trust and made subject to this Agreement, the annual rate as agreed upon and specified in an addendum hereto; plus such amounts as the Distributor and Adviser may expend from general revenues, profits and other sources from time to time in accordance with the last sentence of Section 1 and the second paragraph of Section 3. The expenditures to be made pursuant to this Plan shall commence with respect to each class of Shares of a Series as of the date on which this Plan becomes effective with respect to each such class.

SECTION 3. PAYMENTS
-------------------

        Pursuant to this Plan, the Trust shall make periodic payments to the Distributor at the annual rate provided for in Section 2 with respect to each Series, or class of Shares thereof. The Distributor shall in turn remit to and allocate among selected dealers (including those that are affiliates of the Distributor) who have entered into selected dealer agreements with the Distributor, in consideration of and as reimbursement for expenses incurred in the provision of distribution and marketing services and furnishing assistance to investors on an ongoing basis, such amounts as are required pursuant to such selected dealer agreements and as indicated in the Prospectus of the Trust. Any amounts received by the Distributor and not so allocated may be applied by the Distributor as reimbursement for expenses incurred in

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connection with the distribution and marketing of Shares of each class and the servicing of investor accounts as contemplated by Section 1(2) hereof. The distribution and servicing expenses of a particular class will be borne solely by that class and no Series will use fees charged to one class within a Series to support the marketing or servicing relating to any other class of Shares within that Series or any other Series. Any amounts received by the Distributor hereunder and not applied as provided herein shall be returned to the applicable class or Series of the Trust.

        The Distributor and the Adviser may also make payments to authorized securities dealers as specified in the Prospectus of the Trust as from time to time amended and in effect, from its general profits, revenues and other sources. Amounts received by the Distributor from any Fund in respect of any class of Shares shall not be used to pay any commission expenses related to the sale of any other class of Shares of such Series.

        Notwithstanding anything to the contrary herein, the aggregate of all payments to the Distributor to finance sales or promotion expenses with respect to the Class B or the Class D shares pursuant to this Section 3 together with any contingent deferred sales charges received by the Distributor in connection with the redemption of shares of the respective class shall not exceed the amount expended by the Distributor to finance sales or promotion expenses of such class.

SECTION 4. TERM AND TERMINATION
-------------------------------

        (a) Initial Series. This Plan shall become effective with respect to each class of the Initial Series as of the later of (i) the date on which a Registration Statement with respect to such class of Shares becomes effective under the Securities Act of 1933, as amended, or (ii) the date on which such class of the Initial Series commences offering its Shares to the public and shall continue in effect with respect to each Initial Series (subject to Section 4(c) hereof) until one year from the date of such effectiveness, unless the continuation of this Plan shall have been approved with respect to the Initial Series in accordance with the provisions of Section 4(c) hereof.

        (b) Additional Series. This Plan shall become effective with respect to each additional Series or class thereof other than the Initial Series established by the Trust after the date hereof and made subject to this Plan upon commencement of the initial public offering thereof (provided that the Plan has previously been approved for continuation by votes of a majority of both (i) the Board of Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a meeting held before the initial public offering of such

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additional Series or classes thereof and called for the purpose of voting on such approval), and shall continue in effect with respect to each such additional Series or Class (subject to Section 4(c) hereof) for one year thereafter, unless the continuation of this Plan shall have been approved with respect to such additional Series or Class in accordance with the provisions of
Section 4(c) hereof. The Distributor and the Trust on behalf of each such additional Series or Class shall each sign an addendum hereto agreeing to be bound hereby and setting forth such specific and different terms as the parties may agree upon, including, without implied limitation, the amount and purpose of payments to be made hereunder.

        (c) Continuation. This Plan and the Agreement shall continue in effect with respect to each Series or Class thereof subsequent to the initial term specified in Section 4(a) and (b) for so long as such continuance is specifically approved at least annually by votes of a majority of both (i) the Board of Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on this Plan, subject to any shareholder approval requirements existing under applicable law.

        (d) Termination. (i) This Plan may be terminated at any time with respect to the Trust or any Series or Class thereof, as the case may be, by vote of a majority of the Qualified Trustees, or by vote of a majority of the outstanding voting securities of the Trust or that Series or Class, as the case may be. The Plan may remain in effect with respect to a Series or Class thereof even if it has been terminated in accordance with this Section 4(e) with respect to such Series or one or more other Series of the Trust.

              (ii) The Agreement may be terminated at any time, without penalty, with respect to the Trust or any Series, as the case may be, by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the Trust or that Series, as the case may be, on sixty days' written notice to the Distributor. In addition, the Agreement provides for automatic termination in the event of its assignment.

SECTION 5. AMENDMENTS
---------------------

        This Plan may not be amended to increase materially the amount of distribution expenditures provided for in Section 2 hereof unless such amendment is approved by a vote of a majority of the outstanding voting securities of each Series or class thereof with respect to which a material increase in the amount of distribution expenditures is proposed, and no material amendment to the Plan shall be made unless approved in

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the manner provided for annual renewal in Section 4(c) hereof. Otherwise, this
Plan may be amended with respect to the Trust or a Series or class thereof by vote of a majority of the Qualified Trustees or the outstanding voting securities of the Trust or that Series, as the case may be.

SECTION 6. INDEPENDENT TRUSTEES
-------------------------------

        While this Plan is in effect with respect to any Series, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons.

SECTION 7. QUARTERLY REPORTS
----------------------------

        The Treasurer of the Trust and the Treasurer of the Distributor shall provide to the Trustees of the Trust and the Trustees shall review, at least quarterly, a written report of the amounts expended for distribution pursuant to this Plan and the purposes for which such expenditures were made.

SECTION 8. RECORDKEEPING
------------------------

        The Trust shall preserve copies of this Plan, the Agreement and any related agreements and all reports made pursuant to Section 7 hereof, for a period of not less than six years from the date of this Plan and the Agreement, the agreements or such reports, as the case may be, the first two years in an easily accessible place.

SECTION 9. LIMITATION OF LIABILITY
----------------------------------

        The term "MetLife - State Street Tax-Exempt Trust" means and refers to the Trustees from time to time serving under the Second Amended and Restated Master Trust Agreement dated June 5, 1993 ("Master Trust Agreement") as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Plan and the Plan have been authorized by the Trustees and shareholder of the Trust and signed by a duly authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and shareholder nor such execution and delivery by such officer

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shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement. The Master Trust Agreement of the Trust further provides, and it is expressly agreed, that each Series of the Trust shall be solely and exclusively responsible for the payment of its debts, liabilities and obligations and that no other Series shall be responsible or liable for the same.

        IN WITNESS WHEREOF, the Trust and the Distributor have executed this Plan of Distribution on the day and year set forth below in Boston, Massachusetts.

ATTEST:                             METLIFE - STATE STREET
                                      TAX-EXEMPT TRUST

/s/ Darman A. Wing                  By: /s/ Gerard P. Maus
-----------------------------           ------------------------


ATTEST:                             STATE STREET RESEARCH
                                      INVESTMENT SERVICES, INC.

/s/ Constantine Hutchins, Jr.       By: /s/ Donald E. Webber
-----------------------------           ------------------------

Date: June 5, 1993

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